YUMMYFLIES, INC.
1848 SOUTH LAMAR COURT
LAKEWOOD, CO 80232
PH: (303) 619-2503

This Agreement will set forth the relationship between the company (Yummyflies, inc.) and Mr. Casey Dunnigan. This Contract requires :

1. Mr. Dunnigan will be a commercial tier for the Company and will tie the Company's signature flies.

2. Mr. Dunnigan will provide the Company with critical critiques on designs by the Company's founders.

3. Mr. Dunnigan will be paid 30% of retail for each fly he ties for the Companies retail market.

4. Mr. Dunnigan will be paid 20% of retail for each fly he ties for the Company's whole sale markets.

5. Mr. Dunnigan will in no way breach or be asked to breach his contact with the Montana Fly Company.

Buy signing this contract both parties agree to the above terms.

Gary B Okizaki ______________________ Date: 12/3/2010

Gary Okizaki, President

Casey Dunnigan ______________________ Date: 12/3/2010

Casey Dunnigan, Individually